EXHIBIT (c)(2)
                                                                  --------------


ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------
                                                           STRICTLY CONFIDENTIAL




                       [GRAPHIC OMITTED -- COMPANY LOGO]


                       ANTENNA TV FAIRNESS OPINION REPORT




CONFIDENTIAL MATERIAL FOR THE SPECIAL COMMITTEE: THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF ANTENNA BY PIRAEUS BANK S.A. ("PIRAEUS BANK") IN CONNECTION WITH THE PROPOSED OFFER FOR ANTENNA ORDINARY SHARES AND ADSS. THE ACCOMPANYING MATERIAL WAS COMPILED OR PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE USE OF THE SPECIAL COMMITTEE OF ANTENNA AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE AND FEDERAL SECURITIES LAWS OR OTHERWISE. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM ANTENNA AND PUBLIC SOURCES, AND WAS RELIED UPON BY PIRAEUS BANK WITHOUT ASSUMING RESPONSIBILITY OF INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR ANTENNA CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF ANTENNA, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF ANTENNA AS THE SPECIAL COMMITTEE AND, ACCORDINGLY, NEITHER THE SPECIAL COMMITTEE, ANTENNA NOR PIRAEUS BANK OR THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCOMPANYING MATERIAL WHEN USED BY PERSONS OTHER THAN THE SPECIAL COMMITTEE.

--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      i

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


                                    CONTENTS


COVER........................................................................(i)
CONTENTS....................................................................(ii)
SCOPE OF THE REPORT............................................................1
1.  BRIEF COMPANY AND BUSINESS INFORMATION.....................................4
    1.1   Business.............................................................4
    1.2   Market Overview......................................................4
    1.3   Key Financial Information............................................5
    1.4   Management & Ownership...............................................5
2.  THE OFFER..................................................................7
3.  HISTORICAL MARKET PERFORMANCE OF ANTENNA's ADSs............................8
4.  MATERIAL ANALYSES..........................................................9
    4.1.  Introduction.........................................................9
    4.2   Market Multiples Approach............................................9
    4.3   Discounted Cash Flow (DCF) Approach.................................11
    4.4   Selected Transactions Approach......................................14
    4.5   Adjusted Equity Approach............................................16
5.  APPENDIX..................................................................18
    Table 1...................................................................18
    Table 2...................................................................18


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      ii

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

SCOPE OF THE REPORT

The Special Committee retained Piraeus Bank SA ("Piraeus Bank") to render an opinion as to the fairness, from a financial point of view, of the offer consideration of $1.20 per American Depositary Share ("ADS" or "ADSs") and $2.40 per Ordinary Share to be paid to the holders of ADSs and Ordinary Shares, respectively (other than the Offerors - as defined in Section 2 "The Offer" - and their affiliates, as to whom Piraeus Bank was not requested to express an opinion). Piraeus Bank was retained with the sole objective of rendering an opinion as to the fairness, from a financial point of view, of the Offer.

Piraeus Bank is an EU-based bank providing a full range of commercial and investment banking and asset management activities in Greece and other foreign locations. It is a provider of financial advisory services in the Greek market in connection with public offerings, business valuations and corporate restructurings.

In arriving at its opinion, Piraeus Bank has made such analyses and inquiries as it deemed necessary and appropriate under the circumstances, including:

(i) reviewing Antenna's audited annual reports for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001, prepared according to US GAAP and filed according to relevant SEC rules in place.

(ii) reviewing unaudited financial statements of Antenna for the period January 1, 2002 to June 30, 2002 prepared according to US GAAP and filed accordingly.

(iii) reviewing unaudited financial statements of Antenna for the period January 1, 2002 to September 30, 2002 prepared according to US GAAP and filed accordingly.

(iv)     reviewing other publicly available information concerning Antenna.

(v) reviewing forecasts and projections prepared by Antenna management for the fiscal years ending December 31, 2002 through December 31, 2006.

(vi) meeting with, or holding discussions with, authorized members of the Special Committee and management to discuss the operations, financial condition and future prospects of Antenna.

(vii) reviewing the historical market prices and trading volume for the ADSs quoted on the NASDAQ National Market for the last six months prior to the announcement of the Offer.

(viii) reviewing and analyzing certain publicly available financial data for certain companies similar to Antenna including, as applicable, that relating to the business, its operations, financial performance and share trading history.

(ix) reviewing and analyzing certain publicly available information for certain transactions that were deemed similar to the Offer.

(x) performing such other analyses, reviewing such other information and considering such other factors as were deemed appropriate.

Piraeus Bank relied on and assumed, without independent verification or investigation, the accuracy and completeness of the information supplied to or discussed with it and does not assume any responsibility with respect to it. Piraeus Bank did not conduct any valuation or appraisal of any of the assets or liabilities of Antenna, including any appraisal of intellectual properties of Antenna, nor have any such valuations or appraisals been provided to Piraeus Bank, nor did it conduct any physical inspection of the properties and facilities of Antenna.

Piraeus Bank relied upon and assumed, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Antenna, and that there has been no material change in the assets, financial condition, business or prospects of Antenna since the date of the most recent financial statements made available to Piraeus Bank.


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      1

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

Piraeus Bank did not express any opinion as to the underlying valuation, future performance or long-term viability of Antenna, or the price at which the Antenna shares would trade or otherwise be transferable subsequent to announcement of the proposed transaction. In connection with its engagement, Piraeus Bank was not requested to, and did not, solicit third-party indications of interest in the acquisition of all or a part of Antenna or negotiate with the Offerors regarding the Offer consideration.

Piraeus Bank has relied upon and assumed the legality, validity and enforceability of the Offer and any other Antenna transaction or agreement presented to Piraeus Bank in the course of its engagement. Piraeus Bank's opinion is focused on the financial aspects only and does not include any legal or tax opinions, assessments or reviews.

The preparation of a fairness opinion is a complex process and involves various judgements and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Therefore Piraeus Bank believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular form, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

Piraeus Bank expressed no view as to, and its opinion and analysis do not address, the relative merits of the Offer as compared to any alternative business strategies that might exist for Antenna or the effect of any other transaction in which Antenna might engage. Piraeus Bank opinion and analysis were necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed to Piraeus Bank, as of the date of such opinion and analysis. Piraeus Bank was not asked to, and it did not, make any recommendations to the Special Committee with respect to the Offer or the Offer Price as proposed. It should be understood that, although subsequent developments may affect its opinion, Piraeus Bank does not have any obligation to update, revise or reaffirm its opinion.

Piraeus Bank prepared these analyses solely for purposes of Piraeus Bank providing its opinion to the Antenna Special Committee as to the fairness from a financial point of view of the offer price. The estimates contained in Piraeus Bank analysis and the reference ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analysis. In addition, an analysis relating to businesses or securities does not necessarily purport to be an appraisal or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Piraeus Bank analysis and estimates are inherently subject to substantial uncertainty.

In its analyses, Piraeus Bank considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Antenna. No company, transaction or business used in Piraeus Bank's analyses as a comparison is identical to Antenna or the proposed Offer, and an evaluation of the results of the analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the Offer, public trading or other values of the companies, business segments or transactions analyzed.

In arriving at its opinion, Piraeus Bank made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. In view of the variety of analyses and factors considered by it in connection with its opinion, Piraeus Bank did not find it practicable to and did not quantify or otherwise assign relative weights to the specific analyses or factors considered in reaching its opinion. Accordingly, Piraeus Bank believes that its analyses and factors must be considered as a whole and that selecting portions of its analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the processes underlying such opinion.


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      2

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

Although Piraeus Bank evaluated the Offer consideration from a financial point of view, it was not asked to and did not recommend the specific consideration payable in the Offer. The decision to recommend the offer was solely that of the Special Committee and Antenna Board. Piraeus Bank's opinion and financial analyses were only one of many factors considered by the Special Committee in its evaluation of the Offer and should not be viewed as determinative of the views of the Special Committee, the Antenna Board or management with respect to the Offer or the Offer consideration.


                  -- THIS SPACE IS INTENTIONALLY LEFT BLANK --


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      3

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


1.       BRIEF COMPANY AND BUSINESS INFORMATION

1.1      BUSINESS (1)

Antenna was founded by Mr. Minos Kyriakou, current Chairman of the Company, and begun operating in December 1989. In March 1999 the Company was listed on NASDAQ.

Antenna is one of the leading media groups in Greece in terms of ratings, audience share and advertising revenue. It controls and operates a free-to-air television broadcaster and has interest in many media and media related companies as presented in the table below. Over 70% of its consolidated income derives from TV broadcasting services in Greece, which is its core business activity.

--------------------------------------------------------------------------------
SUBSIDIARIES                           SHARE    BUSINESS               COUNTRY
--------------------------------------------------------------------------------
Radiotileoptikes Epihirisis SA         99.97%   Radio                  Greece
--------------------------------------------------------------------------------
Nova Televizia SA                     100.00%   Free to Air TV         Bulgaria
--------------------------------------------------------------------------------
Part Time Simvouleftiki SA            100.00%   Media Consulting       Greece
--------------------------------------------------------------------------------
Radio Express SA                      100.00%   Radio                  Bulgaria
--------------------------------------------------------------------------------
Antenna Spoudastiki EPE               100.00%   MediaTraining Center   Greece
--------------------------------------------------------------------------------
Pacific Broadcast Distribution Ltd    100.00%   Film Distribution      Liberia
--------------------------------------------------------------------------------
Audiotext SA                          100.00%   Call Center            Greece
--------------------------------------------------------------------------------
Daphne Communications SA               51.00%   Publishing             Greece
--------------------------------------------------------------------------------
Blues Hall EPE                         51.00%   Music Hall             Greece
--------------------------------------------------------------------------------
Antenna Internet SA                    99.99%   Internet               Greece
--------------------------------------------------------------------------------
Heaven Music SA                        75.00%   Music Productions      Greece
--------------------------------------------------------------------------------
Antenna Pay TV Ltd                    100.00%   Pay TV                 Cyprus
--------------------------------------------------------------------------------
Antenna Gold Ltd                      100.00%   Digital Satellite TV   Cyprus
--------------------------------------------------------------------------------

1.2      MARKET OVERVIEW (2)

The private commercial television industry in Greece was launched in late 1989. It is a highly regulated industry. The main areas of regulation include the broadcasting content, the licensing procedures and the ownership restrictions.

Currently other than Antenna TV, seven main private commercial TV stations with national networks operate in Greece. All of them provide free to air services and their main source of income is advertising, while there is only one network, which currently offers terrestrial subscription television services.

Antenna TV steadily holds the first place, as the average share of audience and the advertising expenditure are concerned, during the last five years.

Total television net advertising expenditure in Greece was estimated at EURO 300 mn in 2001, representing 60% of the total advertising expenditure, which is one of the highest ratios in Europe.

Greek television net advertising expenditure has experienced approximately 8.6% average annual real growth since 1997, while it remained steady in 2002. In 2003 and 2004 it is expected to rise by 8% and 5.2% respectively. Growth is expected to result mainly from the intensification of the promotion campaign related to the Olympic Games of 2004, as well as from the advertising campaign of companies that are expected to start operating in markets recently deregulated in Greece, such as the telecommunications market.

-------------------------
1 As reported on Antenna's annual report (Form 20-F) of December 31, 2001 and report (Form 6-K) including the unaudited financial statements of June 30, 2002.

2 As reported on Antenna's annual report (Form 20-F) of December 31, 2001 and Market Estimate by local industry analysts.


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      4

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

1.3.     KEY FINANCIAL INFORMATION3

In the following tables, a brief presentation of Antenna's key financial figures is provided, as they are reported in the audited annual financial statements of December 31, 1999, December 31, 2000, December 31, 2001, the unaudited financial statements of June 30, 2002 and the unaudited financial statements of September 30, 2002.

             CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------------------------------------------------------
              (AMOUNTS IN EURO '000S)                             AS OF                       AS OF             AS OF
                                                               DECEMBER 31                   JUNE 30        SEPTEMBER 30
                                                    -----------------------------------  -------------  --------------------
                                                    1999 (a)     2000 (b)      2001(c)        2002               2002
----------------------------------------------------------------------------------------------------------------------------
Total net revenue                                   120,462      162,186       158,090       87,530            113,384
----------------------------------------------------------------------------------------------------------------------------
Operating income                                     42,621       49,372        15,307       11,932              4,590
----------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes                  34,316       29,531      (44,866)        5,474           (10,749)
----------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before extraordinary gain &          20,476       20,693      (30,708)        2,356            (8,300)
change in accounting principle
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                    20,476       21,060      (30,952)        1,403            (9,253)
----------------------------------------------------------------------------------------------------------------------------

             CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------------------------------------------------------
              (AMOUNTS IN EURO '000S)                             AS OF                       AS OF             AS OF
                                                               DECEMBER 31                   JUNE 30        SEPTEMBER 30
                                                    -----------------------------------  -------------  --------------------
                                                    1999 (a)     2000 (b)      2001(c)        2002               2002
----------------------------------------------------------------------------------------------------------------------------
Current Assets                                      217,607      140,914      229,889         218,119          197,884
----------------------------------------------------------------------------------------------------------------------------
Investment and Other Non-Current Assets              59,834      138,727      167,116         171,694          175,787
----------------------------------------------------------------------------------------------------------------------------
  TOTAL ASSETS                                      277,441      279,641      397,005         389,813          373,671
----------------------------------------------------------------------------------------------------------------------------
Current Liabilities                                  76,294      101,149       89,800          93,475           88,086
----------------------------------------------------------------------------------------------------------------------------
Long Term Liabilities                               121,811       100,42      241,381         230,326          229,714
----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                   198,105      201,569      331,181         323,801          317,800
----------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity                                 77,366       75,912       65,086          65,998           55,833
----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          277,441      279,641      397,005         389,813          373,671
----------------------------------------------------------------------------------------------------------------------------

(a) Exchange rate used for the convenience translation of the December 31, 1999 balance is GRD 330.23 to EURO 1.00.
(b) Exchange rate used for the convenience translation of the December 31, 2000 balance is GRD 340.75 to EURO 1.00.
(c) Exchange rate for the convenience translation of the December 31, 2001 balance is GRD 340.75 to EURO 1.00


1.4      MANAGEMENT & OWNERSHIP (4)

Antenna is governed by a nine-membered Board of Directors, which was elected by the General Assembly with the current term for all directors ending in July 2003. The Board of Directors is assisted by a team of highly qualified and experienced managers.

The members of the Board of Directors, the senior management and the other officers are as follows:


------------------------
3 As reported on Antenna's audited annual reports (Form 20-F) of December 31, 1999, December 31, 2000 and December 31, 2001, report including the unaudited financial statements of June 30, 2002 (Form 6-K) and report including the unaudited financial statements of September 30, 2002 (Form 6-K).

4        As reported on Antenna's annual report (Form 20-F) of December 31, 2001


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      5

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
               NAME                   AGE              POSITION WITH THE COMPANY
----------------------------------------------------------------------------------------------------
DIRECTORS AND SENIOR MANAGEMENT:
----------------------------------------------------------------------------------------------------
Minos Kyriakou                         60   Chairman
----------------------------------------------------------------------------------------------------
Theodore Kyriakou                      28   Vice Chairman
----------------------------------------------------------------------------------------------------
Spilios Charamis                       65   Group General Manager, Vice Chairman
----------------------------------------------------------------------------------------------------
Jonathan Procter                       41   TV Group Chief Executive Officer
----------------------------------------------------------------------------------------------------
Maurice Avdelas                        48   Antenna TV-General Manager/Managing Director (CEO)
----------------------------------------------------------------------------------------------------
Nikolaos Angelopoulos                  54   Group Chief Financial Officer; Director
----------------------------------------------------------------------------------------------------
George Antypas                         57   Director
----------------------------------------------------------------------------------------------------
Panagiotis Fotilas                     58   Director
----------------------------------------------------------------------------------------------------
Athina Kyriakou                        22   Director
----------------------------------------------------------------------------------------------------
Xenophon Kyriakou                      30   Director
----------------------------------------------------------------------------------------------------
OTHER OFFICERS:
----------------------------------------------------------------------------------------------------
John Papoutsanis                       48   Group News Manager
----------------------------------------------------------------------------------------------------
Alkistis Marangoudaki                  38   TV Group Programming Manager
----------------------------------------------------------------------------------------------------
Dimitrios Dallas                       55   TV Group Technical Manager
----------------------------------------------------------------------------------------------------
Vagelis Moraitis                       36   Group Sales and Marketing General Manager
----------------------------------------------------------------------------------------------------
Michael Poulos                         44   Group Human Resources and Administration Manager
----------------------------------------------------------------------------------------------------
Kostas Kibouropoulos                   45   Radio Group General Manager/Managing Director
----------------------------------------------------------------------------------------------------

Kyriakou family owns via five companies approximately 80.3% of Antenna stock (as of March 27, 2002).

--------------------------------------------------------------------------------
SHAREHOLDERS                               NUMBER OF   PERCENT OF CAPITAL
                                            SHARES      STOCK OUTSTANDING
--------------------------------------------------------------------------------
Holnest Investments Limited                 4,222,360      21.3%
--------------------------------------------------------------------------------
Globecast Holdings Limited                  3,752,162      18.9%
--------------------------------------------------------------------------------
Altavista Global Holdings Limited           3,752,162      18.9%
--------------------------------------------------------------------------------
Praxis Global Investments Limited           3,752,162      18.9%
--------------------------------------------------------------------------------
Uniholdings International Limited             468,000*      2.3%
--------------------------------------------------------------------------------
* in the form of ADSs



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PIRAEUS BANK S.A.                      6

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


2.       THE OFFER (5)

In March 1999, Antenna sold 7,700,000 ADSs representing 3,850,000 Ordinary Shares at $15.00 per ADS ($30.00 per Ordinary Share) in its initial public offering in the United States.

On September 16, 2002, Antenna was notified by NASDAQ National Market that because the price of the ADSs had been below $1.00 per ADS, Antenna does not meet the NASDAQ's requirements for continued listing on the NASDAQ National Market. In addition, NASDAQ National Market indicated that Antenna had until December 16, 2002 to regain compliance or the ADSs would be delisted from trading on the NASDAQ National Market.

Therefore, the controlling shareholders -the Kyriakou family- decided to make a tender offer (the "Offer") for all of the Antenna outstanding Ordinary Shares and ADSs not already owned by them in an effort to take Antenna private. The Offer is intended to be a "going private" transaction and is expected to be followed by the delisting of Antenna from NASDAQ and the London Stock Exchange. The controlling shareholders also decided that the Offer will be made by the following entities: Holnest Investments Ltd, Globecast Holdings Ltd, Altavista Global Holdings Ltd and Praxis Global Investments Ltd. All these entities (therefore called "Offerors") are controlled by the Kyriakou family.

On October 1, 2002, the Offerors announced that they offer $1.20 per ADS ($2.40 per Share) in cash for all of Antenna outstanding shares and ADSs not already owned by the Offerors or Uniholdings -an entity controlled by one of the members of the Kyriakou family- together. The Offerors and Uniholdings International Ltd, (Uniholdings International Ltd, together with the Offerors are called therefore the "Controlling Shareholders") own approximately 80% of the Ordinary Shares and ADSs of Antenna.

The Offer provides that Holnest will purchase the first 272,000 Shares (either directly or in the form of ADSs) tendered in the Offer. Altavista, Praxis and Globecast will purchase, in equal portions, all of the other Shares and ADSs tendered in the Offer.

Under Greek corporate law, the Offerors are not able to undertake a second-step transaction to acquire shares and ADSs from those holders who do not participate in the Offer. The Offerors anticipate that upon termination of the Offer holders of ADSs who fail to tender their ADSs in the Offer will receive shares upon such termination, for which there is no public market. In the future the Offerors may seek to acquire additional shares and ADSs from holders. Although the Offerors currently have no plans with respect to such acquisitions, future share and ADS acquisitions may be made by open market or privately negotiated purchases or otherwise.

The funds for the Shares and ADSs to be purchased by the Offerors will be provided from each Offeror's sole shareholder's personal funds.



                  -- THIS SPACE IS INTENTIONALLY LEFT BLANK --



---------------------------
5 This Section description regarding the Offer, including the background of the Offer, the terms of the Offer, the reasons for the Offer and relevant Greek law, was based on information received by Antenna.


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      7

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


3. HISTORICAL MARKET PERFORMANCE OF ANTENNA'S  ADSS

The tables below present, for the periods indicated, the reported high and low quoted closing prices for the ADSs on Nasdaq, the principal trading market.

ANNUAL HIGH & LOW MARKET PRICES

----------------------------------------------------
                        NASDAQ PRICE PER ADS
                     -------------------------------
                        HIGH            LOW
----------------------------------------------------
        1999 (1)        19.88           8.50
        2000            26.50          12.13
        2001            20.50           1.88
        2002 (2)         2.45           0.39
----------------------------------------------------
(1) From March 31,1999 when the ADS began trading on the NASDAQ (2) From January 1, 2002 to September 30, 2002

QUARTERLY HIGH & LOW MARKET PRICES

----------------------------------------------------
                        NASDAQ PRICE PER ADS
                     -------------------------------
                        HIGH            LOW
----------------------------------------------------
        2000
First Quarter           26.50           17.13
Second Quarter          24.13           12.13
Third Quarter           24.25           14.06
Fourth Quarter          22.75           16.00
----------------------------------------------------
        2001
First Quarter           20.50           17.06
Second Quarter          18.80            8.06
Third Quarter            8.06            3.75
Fourth Quarter           4.50            1.88
----------------------------------------------------
        2002
First Quarter            2.45            1.22
Second Quarter           1.73            1.19
Third Quarter            1.24            0.39
----------------------------------------------------


MONTHLY HIGH & LOW MARKET PRICES

-------------------------------------------------------
                           NASDAQ PRICE PER ADS
        2002
                     ----------------------------------
                        HIGH              LOW
-------------------------------------------------------
April                   1.70             1.30
May                     1.47             1.25
June                    1.35             1.19
July                    1.24             1.00
August                  1.01             0.41
September               0.53             0.39
-------------------------------------------------------



--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      8

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


4.       MATERIAL ANALYSES

4.1.     INTRODUCTION

Upon considering the specific operational and industry characteristics of Antenna, its business and market environment and the historical market performance of its securities, the following approaches deemed to be the most appropriate:

o        The MARKET MULTIPLES APPROACH.
o        The DISCOUNTED CASH FLOW (DCF) APPROACH.
o        The SELECTED TRANSACTIONS APPROACH.
o        The ADJUSTED EQUITY APPROACH.

A more detailed analysis and the results of each method are presented in the following paragraphs.

4.2      MARKET MULTIPLES APPROACH

This approach uses both companies' stock market and financial (accounting) reporting data in combined ratio formats ("market multiples") in an effort to evaluate market performance relative to financial data over periods of time among companies operating in the same industry or across relevant industries.

In order to analyze Antenna as an integrated media group with activities in television broadcasting, radio broadcasting and publishing, each activity was reviewed independently based on relevant market multiples. Results were then weighted according to the contribution of each activity in Antenna's revenues during the last two years.

The review group consisted of twelve (12) media companies, all operating in Europe. Five (5) were television broadcasters, three (3) were radio broadcasters and four (4) were publishing companies. Key financial data of the review group companies are presented in the table below:



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PIRAEUS BANK S.A.                      9

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
REVIEW GROUP COMPANIES              LISTED IN                                      PARITY
                                 STOCK EXCHANGE            DATA REPORTED             *          REVENUES       EBIT       BV
-----------------------------------------------------------------------------------------------------------------------------
TV                                      OF               AS OF           IN          $           (AMOUNTS IN $ MN)
-----------------------------------------------------------------------------------------------------------------------------
CARLTON COMMUNICATIONS PLC            London         9/30/2001          GBP        0.6377           2,511      74      1,041
-----------------------------------------------------------------------------------------------------------------------------
ULSTER TELEVISION PLC                 London         12/31/2001         GBP        0.6377              67      19         35
-----------------------------------------------------------------------------------------------------------------------------
MEDIASET GROUP                         Milan         12/31/2001         EUR        0.9873           2,280     580      2,323
-----------------------------------------------------------------------------------------------------------------------------
TELETYPOS                             Athens         12/31/2001         EUR        0.9873             123      19         80
-----------------------------------------------------------------------------------------------------------------------------
ELEFTHERI TILEORASI                   Athens         12/31/2001         EUR        0.9873              15       2         64
-----------------------------------------------------------------------------------------------------------------------------
RADIO
-----------------------------------------------------------------------------------------------------------------------------
CAPITAL RADIO                         London         9/30/2001          GBP        0.6377             211      32        229
-----------------------------------------------------------------------------------------------------------------------------
SCOTTISH RADIO HOLDING                London         9/30/2001          GBP        0.6377             125      16        205
-----------------------------------------------------------------------------------------------------------------------------
GWR GROUP PLC                         London         3/31/2002          GBP        0.6377             201    loss        119
-----------------------------------------------------------------------------------------------------------------------------
PUBLISHING
-----------------------------------------------------------------------------------------------------------------------------
EMAP PLC                              London         3/31/2002          GBP        0.6377           1,803     569        312
-----------------------------------------------------------------------------------------------------------------------------
FUTURE NETWORK PLC                    London         12/31/2001         GBP        0.6377             273    loss        166
-----------------------------------------------------------------------------------------------------------------------------
ARNOLDO MONDATORI                      Milan         12/31/2001         EUR        0.6377           1,594   1,298        609
-----------------------------------------------------------------------------------------------------------------------------
SANOMA WSOY CORP.                    Helsinki        12/31/2001         EUR        0.9873           1,757      94      1,007
-----------------------------------------------------------------------------------------------------------------------------

*       as of October 1, 2002
        Note:  EBIT = Earnings Before Interest & Tax
               BV = (Equity) Book Value

Market multiples were selected in the context of representing media industry's specific characteristics and prospects. In order to incorporate financial leverage in the market multiples approach, some multiples were calculated on the basis of Enterprise Value (where Enterprise Value is equal to Market Capitalisation + Preferred Stock + Minority Interests + Long Term Debt + Short Term Debt - Cash & Cash Equivalent). The market multiples finally selected for the purpose of the current analysis were the following:

o        Market Capitalisation over Book Value (P/BV)
o        Enterprise Value over Sales (EV/S)
o        Enterprise Value over Earnings before Interest and Tax (EV/ EBIT).

All market prices were extracted from Bloomberg for a six-month period prior to the Antenna Offer announcement (October 1, 2002), while companies' financials were taken from published annual reports.

Within the selected time period, market multiples were calculated for sub periods of one week, one month and six months. For comparison reasons all data were expressed in US Dollars using the conversion rate of October 1, 2002.



                  -- THIS SPACE IS INTENTIONALLY LEFT BLANK --



--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      10

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


The results of the Market Multiples Approach per industry are presented below:

--------------------------------------------------------------------------------
REVIEW GROUP
MARKET MULTIPLES                1 - WEEK     1 MONTH    3-MONTHS      6-MONTHS
--------------------------------------------------------------------------------
P / BV
--------------------------------------------------------------------------------
TV                                3.00x       3.19x       3.34x        3.75x
--------------------------------------------------------------------------------
RADIO                             2.40x       2.39x       2.71x        3.25x
--------------------------------------------------------------------------------
PUBLISHING                        4.96x       5.00x       5.22x        5.70x
--------------------------------------------------------------------------------
EV / S
--------------------------------------------------------------------------------
TV                                2.94x      3.13 x      3.24 x        3.60x
--------------------------------------------------------------------------------
RADIO                             2.78x       2.76x       3.08x        3.62x
--------------------------------------------------------------------------------
PUBLISHING                        1.37x       1.38x       1.42x        1.53x
--------------------------------------------------------------------------------
EV / EBIT
--------------------------------------------------------------------------------
TV                               13.23x      14.30x      15.69x       18.49x
--------------------------------------------------------------------------------
RADIO                            20.10x      19.90x      22.40x       26.92x
--------------------------------------------------------------------------------
PUBLISHING                       10.84x      10.72x      10.62x       11.15x
--------------------------------------------------------------------------------
Note: 1 - week (9/25/2002 - 10/1/2002), 1 - month (9/2/2002 - 10/1/2002) /(1st of September was Sunday), 3 - months (7/1/2002- 10/1/2002) and 6 - months (4/1/2002 -10/12002).

Review group market multiples were weighted according to the participation of each activity to Antenna turnover during the last two years. Implied equity values for Antenna were then extracted by multiplying weighted review group market multiples with Antenna financial figures as dated on December 31, 2001. All data were converted in $ using the $/EURO parity of October 1, 2002. Where enterprise values multiples were used, the necessary adjustments, as stated in the equation referred above, were made in order to calculate the implied values for Antenna's shares.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                              ANTENNA
                WEIGHTED MARKET MULTIPLES              -----------------------------------------------------------------------------

                                                            IMPLIED EQUITY REFERENCE RANGE          IMPLIED ADS REFERENCE RANGE
----------------------------------------------------   --------------------------------------   ------------------------------------
               1 - WK  1 - MTH   3 - MTHS   6 - MTHS   1 - WK   1 - MTH   3 - MTHS   6 - MTHS   1 - WK  1 - MTH  3 - MTHS   6- MTHS
----------------------------------------------------   --------------------------------------   ------------------------------------
                                                                    (IN US $ MN)                            (IN US $)
------------------------------------------------------------------------------------------------------------------------------------
P/ B V           3.29x    3.45x      3.62x      4.04x  211.27     221.83    232.39      259.82   5.32      5.59      5.85      6.54
------------------------------------------------------------------------------------------------------------------------------------
EV / S           2.68x   2.83 x     2.94 x      3.27x  270.47     293.88    310.78      362.54   6.81      7.40      7.83      9.13
------------------------------------------------------------------------------------------------------------------------------------
EV / EBIT       13.11x   13.94x     15.13x     17.64x   38.63      50.52     67.53      103.27   0.97      1.27      1.70      2.60
------------------------------------------------------------------------------------------------------------------------------------

Note:    1 - week (9/25/2002 - 10/1/2002), 1 - month (9/2/2002 - 10/1/2002)
         /(1st of September was Sunday), 3 - months (7/1/2002- 10/1/2002) and 6 - months (4/1/2002 -10/12002).

The Market Multiples Approach implies an reference range from $ 0.97 to $ 9.13 per ADS.

4.3      DISCOUNTED CASH FLOW (DCF) APPROACH

Piraeus Bank performed a discounted cash flow analysis of Antenna to estimate the present value of the unlevered, after-tax cash flows that Antenna could generate over calendar years 2002 to 2006, based on projections provided by the management of Antenna and discount rate and terminal value assumptions, as set forth below.

Key financial projections and forecasts provided by the management of Antenna for the period 2002 to 2006 are presented in the tables below:


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      11

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED  EBITDA (AMOUNTS IN EURO '000S)                 2002         2003          2004         2005         2006
-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED REVENUES                                     168,352      178,560       192,016      199,448      203,270
-----------------------------------------------------------------------------------------------------------------------
  - ANT TV (Net Revenues)                                 112,115      120,798       129,559      134,394      134,702
-----------------------------------------------------------------------------------------------------------------------
  - Subsidiaries                                           56,237       57,762        62,457       65,054       68,568
-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED COST OF SALES                                 63,548       61,373        63,207       64,990       64,441
-----------------------------------------------------------------------------------------------------------------------
  - ANT TV                                                 25,129       22,952        23,691       24,346       22,767
-----------------------------------------------------------------------------------------------------------------------
  - Subsidiaries                                           38,419       38,421        39,516       40,644       41,674
-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED  SELLING & ADMINISTRATION EXPENSES            27,883       28,557        29,301       27,889       28,317
-----------------------------------------------------------------------------------------------------------------------
  - ANT TV                                                 15,635       16,083        16,524       14,845       14,999
-----------------------------------------------------------------------------------------------------------------------
  - Subsidiaries                                           12,248       12,474        12,777       13,044       13,318
-----------------------------------------------------------------------------------------------------------------------
CONSOLIDATED EBITDA                                        76,885       88,630        99,538      106,568      110,512
-----------------------------------------------------------------------------------------------------------------------
  - ANT TV                                                 71,351       81,763        89,345       95,203       96,936
-----------------------------------------------------------------------------------------------------------------------
  - Subsidiaries                                            5,534        6,867        10,193       11,365       13,576
-----------------------------------------------------------------------------------------------------------------------
EBITDA MARGIN                                               45.7%        49.6%         51.8%        53.4%        54.4%
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    WORKING CAPITAL REQUIREMENTS (AMOUNTS IN EURO '000S)             2002         2003           2004          2005         2006
------------------------------------------------------------------------------------------------------------------------------------
Inventories                                                         2,570        2,782          3,011         3,260        3,529
------------------------------------------------------------------------------------------------------------------------------------
Trade Debtors                                                      78,013       86,064         90,664        93,902       96,988
------------------------------------------------------------------------------------------------------------------------------------
Other Debtors                                                      39,100       44,663         47,538        50,745       54,346
------------------------------------------------------------------------------------------------------------------------------------
Suppliers                                                          43,778       45,833         48,023        49,216       46,015
------------------------------------------------------------------------------------------------------------------------------------
Other Creditors                                                    39,978       37,894         33,418        31,252       27,494
------------------------------------------------------------------------------------------------------------------------------------
WORKING CAPITAL                                                    35,927       49,782         59,772        67,440       81,355
------------------------------------------------------------------------------------------------------------------------------------
WORKING CAPITAL REQUIREMENTS                                      -15,506       13,855          9,990         7,668       13,915
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURE (AMOUNTS IN EURO '000S)                          2002         2003          2004           2005          2006
------------------------------------------------------------------------------------------------------------------------------------
Fixed Assets & Affiliates                                           4,844       26,575          14,276       16,880          6,880
------------------------------------------------------------------------------------------------------------------------------------
Program                                                            49,998       55,562          60,007       64,207         67,938
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CAPITAL EXPENDITURE                                          54,842       82,137          74,283       81,087         74,818
------------------------------------------------------------------------------------------------------------------------------------

All figures have been prepared by Antenna's management on a consolidated basis in order to incorporate the prospects of both Antenna and its subsidiaries during the relevant periods.

a.       BUSINESS OPERATING ASSUMPTIONS

The business operating assumptions have been provided by Antenna's management and are summarized as follows:

o Consolidated revenues are assumed to grow up to 7.5% per annum until 2004, 3.9% in 2005 and 1.9% in 2006.

o Consolidated EBITDA margin is assumed to rise gradually from 45.7% in 2002 to 54.4% in 2006.

o Consolidated Working Capital requirements depend on market credit conditions at that period.

o Consolidated Capital Expenditures are expected to total EURO367.2 mn in aggregate during 2002 to 2006.

o Additional inflows are expected to be generated in 2003 as a result of the liquidation of the participation in Athenian Capital Holdings SA.

o Income Tax has been calculated on the basis of a 35% corporate tax rate.

b.       DISCOUNT RATE ASSUMPTIONS

o The Company's capital structure is assumed to comprise 64% debt and 36% equity, consistent with its mean average capital composition over the forecast period.


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      12

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

o The Company's implied beta ((beta)) is assumed to be 1.5. Implied beta is based on beta prices of comparable listed companies on NASDAQ, the Athens Stock Exchange and the London Stock Exchange. Implied beta is used in the DCF analysis because the historical beta of Antenna shares is not considered as a reliable measure of share price volatility due to its very low trading volumes.

o The Risk Free Rate (Rf) is assumed to be 5.10%, which is the current yield of 30 years US Treasury Bonds.

o A market premium of 9% (Rm-Rf) has been assumed for the purpose of this analysis.

o The cost of debt (Rd) is assumed to be 9.75% per annum, which is the rate paid for the senior notes issued most recently on June 18,2001.

Based on the aforementioned assumptions and using the Capital Asset Pricing Model (CAPM) approach the Weighted Average Cost of Capital (WAAC) for Antenna is 10.75% per annum.

c.       TERMINAL VALUE ASSUMPTIONS

o Terminal value is calculated at the end of year 2006, using the perpetuity formula applied to net cash flow in year 2006.

o        A 2.0 % real growth rate (g) per annum has been assumed.

As a result of these assumptions terminal value is estimated at EURO214.68 mn.



                  -- THIS SPACE IS INTENTIONALLY LEFT BLANK --



--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      13

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

The result of  the DCF approach is presented below :

----------------------------------------------------------------------------------------------------
 (AMOUNTS IN EURO '000S)                         2002       2003       2004          2005      2006
----------------------------------------------------------------------------------------------------
EBITDA                                         76,885     88,630     99,538       106,568   110,512
----------------------------------------------------------------------------------------------------
Change in Working Capital                      15,506    -13,855     -9,990        -7,668   -13,915
----------------------------------------------------------------------------------------------------
Capital Expenditures                           54,842    -82,137    -74,283       -81,087   -74,818
----------------------------------------------------------------------------------------------------
Other Flow                                      1,162     32,357          0             0         0
----------------------------------------------------------------------------------------------------
Income Tax                                     -4,278     -3,460     -6,130        -6,309    -6,257
----------------------------------------------------------------------------------------------------
Change in Provisions                              515        863        875           888       902
----------------------------------------------------------------------------------------------------
FREE CASH FLOW                                 34,949     22,398     10,011        12,392    16,424
----------------------------------------------------------------------------------------------------
Present Value of Free Cash Flows               31,556     18,260      7,369         8,237     9,856
----------------------------------------------------------------------------------------------------
Present Value of Terminal Value                                     112,617
----------------------------------------------------------------------------------------------------
IMPLIED TOTAL ENTERPRISE VALUE                                      187,895
----------------------------------------------------------------------------------------------------
Net Debt as of 9/30/2002                                           -165,042
----------------------------------------------------------------------------------------------------
IMPLIED TOTAL EQUITY VALUE                                         22,853
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Implied Total Equity Value                    (EURO) 22,852,929
--------------------------------------------------------------------------------
Number of ADS outstanding                            39,698,880
--------------------------------------------------------------------------------
Implied Reference Amount                   (EURO)0.58     ($)0.57*
--------------------------------------------------------------------------------
*      Based on the $/EURO exchange rate of October 1, 2002 (EURO 1 = $ 0.98731)

The DCF approach resulted to a reference amount of $ 0.57 per ADS.

4.4      SELECTED TRANSACTIONS APPROACH

The Selected Transactions Approach estimates a reference range for the Company by comparing it to the price paid for similar companies that were targets of recent mergers and acquisitions and/or generally subject to tender offers.

Ten transactions completed during the period July 20, 2002 to October 10, 2002 were reviewed. These transactions were selected by searching SEC filings, public company disclosures, press releases and other publicly available information and by applying the following criteria:

o        That companies were listed on NASDAQ.

o        That companies belong in the broader services industries sector.

o That the transactions were in the form of cash offers to acquire 100% of the company shares.

o        That the transactions resulted in stock delistings.



                  -- THIS SPACE IS INTENTIONALLY LEFT BLANK --



--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      14

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

This search yielded a group of ten transactions as presented below:

------------------------------------------------------------------------------------------------------------------------------------
                                                                        TARGET                                          DATE
                                         ------------------------------------------------------------------   ----------------------
                  BIDDER                                   NAME                           BUSINESS             ANNOUNCE      DELIST
------------------------------------------------------------------------------------------------------------------------------------
 1 Four Seasons HealthCare Ltd           Omega Worldwide Inc (OWWI)                Management services to      8/1/2002    9/23/2002
                                                                                     healthcare industry
------------------------------------------------------------------------------------------------------------------------------------
 2 SBI and Company                       Lante Corporation (LNTE)                      I.T. consulting         7/19/2002    9/6/2002
------------------------------------------------------------------------------------------------------------------------------------
 3 Victorinox AG                         Swiss Army Brands Inc (SABI)              Marketing of Victorinox     6/12/2002   8/29/2002
                                                                                          products
------------------------------------------------------------------------------------------------------------------------------------
 4 Liberty Broadband Interactive TV Inc  Wink Communications Inc (WINK)           Interactive TV solutions     6/23/2002   8/23/2002
------------------------------------------------------------------------------------------------------------------------------------
 5 Fox Paine & Company LLC               Paradigm Geophysical Ltd (PGEO)          I.T. solutions to oil and    5/21/2002   8/13/2002
                                                                                        gas industry
------------------------------------------------------------------------------------------------------------------------------------
 6 Whitney & Co LLC                      Herbalife International Inc (HERBA)           Distribution of         4/10/2002    8/1/2002
                                                                                   nutritional supplements
------------------------------------------------------------------------------------------------------------------------------------
 7 Tier Technologies Inc                 Official Payments Corporation (OPAY)      Credit card processing      5/30/2002    8/1/2002
------------------------------------------------------------------------------------------------------------------------------------
 8 DCPI Investco Inc                     Dick Clark Productions Inc (DCPI)            T.V. Productions         2/14/2002   7/26/2002
------------------------------------------------------------------------------------------------------------------------------------
 9 IntelliMark Holdings Inc              Technisource Inc (TSRC)                     Technology services       6/11/2002   7/25/2002
------------------------------------------------------------------------------------------------------------------------------------
10 Novel Inc                             SilverStream Software Inc (SSSW)         I.T. - Internet solutions    6/10/2002   7/22/2002
------------------------------------------------------------------------------------------------------------------------------------

Most of these target companies operate in the Information Technology industry. Two target companies (WINK, DCPI) are media industry companies, but their activity is not similar to Antenna. Furthermore, the majority of the transactions involve tender offers made by third parties, while only two of them (HERBA, SABI) involve offers made by related parties.

The above transactions were analyzed in terms of the ratios of price paid to book value (BV), sales (S), earnings before interest, taxes, depreciation and amortization (EBITDA) and market price prior to the tender offer announcement. The results of this analysis are summarized in the table below:


---------------------------------------------------------------------------------------------------------------------
    TARGET          OFFER                               TARGET COMPANY DATA                             MULTIPLES
                                                       (AMOUNTS IN $ `OOOS)
----------- ---------------------  ---------------------------------------------------------  -----------------------
            PRICE      PREMIUM(1)    SALES    EBITDA     B V     AVG SHARES O/S   SHARES O/S   SALES   EBITDA   B V
            ($/SH)                 ($) (2)   ($) (2)   ($) (3)        (2)           (3)
---------------------------------------------------------------------------------------------------------------------
 1 OWWI      3.32          51%     145,691       N/A   64,480       12,343          12,355      0.28       N/A  0.64
---------------------------------------------------------------------------------------------------------------------
 2 LNTE      1.10         100%      41,927       N/A   84,026       38,960          38,912      1.02       N/A  0.51
---------------------------------------------------------------------------------------------------------------------
 3 SABI      9.00          44%     114,629       224   75,760        8,139           8,168      0.64    327.01  0.97
---------------------------------------------------------------------------------------------------------------------
 4 WINK      3.00          70%       6,914       N/A   65,524       31,147          31,205     13.51       N/A  1.43
---------------------------------------------------------------------------------------------------------------------
 5 PGEO      5.15          38%      72,766    12,144   49,075       14,792          14,892      1.05      6.27  1.56
---------------------------------------------------------------------------------------------------------------------
 6 HERBA     9.50          27%   1,020,130    86,831  260,916       30,422          31,506      0.58      6.83  2.35
---------------------------------------------------------------------------------------------------------------------
 7 OPAY      3.00          50%      31,445       N/A   47,594       21,948          21,982      2.09       N/A  1.39
---------------------------------------------------------------------------------------------------------------------
 8 DCPI      4.50          33%      70,772    45,522   77,396       10,192          10,194      2.09      3.25  1.91
---------------------------------------------------------------------------------------------------------------------
 9 TSRC      4.00          43%     143,458       N/A   34,133       10,198          10,159      0.28       N/A  1.19
---------------------------------------------------------------------------------------------------------------------
10 SSSW      9.00          75%      67,395       N/A  178,102       21,860          22,352      2.92       N/A  1.13
---------------------------------------------------------------------------------------------------------------------

1. Bid Price to Market Price the day prior to the announcement. Premium for PGEO was calculated using the average closing price during the 90-day period prior to the announcement. Premium for WINK was calculated using the average closing price during the 10-day period prior to the announcement.

2. For the fiscal year prior to the transaction, based on audited financial statements.

3. At the end of the fiscal year prior to the transaction, based on audited financial statements. N/A: Not Applicable due to loss



                  -- THIS SPACE IS INTENTIONALLY LEFT BLANK --



--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      15

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

The resulting multiples were then compared to the respective multiples for Antenna derived from the Offer price and Antenna' s financials as reported on December 31, 2001. In order to incorporate in our analysis the effect of US Dollar ($) devaluation against the Euro (EURO) since the beginning of 2001, Antenna's financials (in EURO) as of December 31, 2001 were converted in US Dollars using the $ /EURO parity of October 1, 2002.

The ratio of price paid to sales was not examined since many of the transactions reviewed refer to companies of different size and business. The ratio of price paid to EBITDA was also not examined because the majority of the companies in the sample report losses or marginal earnings. The transactions were analyzed in terms of the ratio of price paid to book value and market price prior to the tender offer announcement. The implied reference range figures are presented in the following table:


                           SELECTED TRANSACTIONS     IMPLIED ADS REFERENCE RANGE
                         --------------------------  ---------------------------
              PREMIUM      P /BV           PREMIUM*             P/BV2001
--------------------------------------------------------------------------------
High           100%         2.35             0.98                 3.81
--------------------------------------------------------------------------------
Low             27%         0.51             0.62                 0.82
--------------------------------------------------------------------------------
Mean            53%         1.31             0.75                 2.12
--------------------------------------------------------------------------------
Median          47%         1.29             0.72                 2.08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Antenna        145%         0.82
--------------------------------------------------------------------------------
*        Based on Antenna's price as of October 1, 2002

The premiums paid in Selected Transactions, imply a reference range from $0.62 to $0.98 per ADS, while the P/BV multiples in Selected Transactions imply a reference range from $0.82 to $3.81 per ADS.

4.5      ADJUSTED EQUITY APPROACH

Under this approach, adjustments are made to the reported equity of a company to arrive at an implied reference range.

Piraeus Bank did not conduct any evaluation or appraisal of the properties, tangible and intangible assets or liabilities of Antenna. Nor any such valuations or appraisals have been provided to Piraeus Bank, nor did it conduct any physical inspection of the properties and facilities of Antenna. Furthermore Piraeus Bank did not conduct any appraisal of the assets or liabilities of Antenna. Piraeus Bank has also assumed that there has been no material change in the financial condition of Antenna since the date of the most recent financial statements made available to it.

In this context, Antenna's equity, as stated in the last audited financial reports of December 31, 2001, was adjusted in order to incorporate :

o        the net loss realized during the period January 1, 2002 to September
         30, 2002

o        the impairment of the value of Euroholding Capital Investment Corp.
         investment and its anticipated recovery.

More precisely, during 2000 Antenna acquired a 14.46% interest in this company for a total aggregate (in various operating transactions) price of EURO 45.61 mn. Antenna's Chairman, Mr. Minos Kyriakou, has agreed to underwrite the above mentioned investment, such that if Antenna continue to hold shares in the company on December 31, 2003, and the value of the investment on such day (as measured based on average closing prices for the preceding 20 trading days) does not exceed the aggregate purchase price, the Chairman will purchase the entire stake in the company for an amount equal to such purchase price. Furthermore, if Antenna selects at any time prior to December 31, 2003 to dispose of the investment, and the sale price at that time is less than the aggregate purchase price, the Chairman will pay the difference between the sale price and the purchase price. In all cases the Chairman will pay


--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      16

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

these amounts plus interest reflecting a return on bank deposits. Due to the decline in prices of Euroholding Capital Investment Corp. stock, write-down of EURO 42.20 mn was recorded in the consolidated statement of operations for the period ended September 30, 2002. To the extent that the investment in Euroholding Capital Investment Corp. is being underwritten, Antenna's equity should be adjusted by adding back the net amount of write-off (EURO 42.20 mn less tax benefit of EURO 15.52 mn already accounted for), and by subtracting the tax to be paid (EURO 14. 77 mn) for the difference between the underwritten price (EURO 45.61 mn) and the market price of Euroholding Capital Investment Corp. as of the day of the transaction (EURO 3.41 mn) . Such amount is considered as non operational income and is taxed accordingly at 35%.


(Amounts in EURO `000s)
--------------------------------------------------------------------------------
Equity as of 12/31/2001                                                   65,086
--------------------------------------------------------------------------------
Less: Loss for the  period 1/1 - 9/30/2002                                 9,253
--------------------------------------------------------------------------------
Plus: Restatement of Investment in Euroholding
      Capital Investment Corp. net of tax                                 11,916
--------------------------------------------------------------------------------
Adjusted Equity as of 9/30/2002                                           67,749
--------------------------------------------------------------------------------
ADSs Outstanding (actual number)                                     39, 698,880
--------------------------------------------------------------------------------
Adjusted Equity per ADS  (in EURO)                                          1.71
--------------------------------------------------------------------------------
Adjusted Equity per ADS (in $) *                                            1.68
--------------------------------------------------------------------------------
*       Based on the $/EURO exchange rate as of October 1, 2002 (EURO 1 = $
        0.98731)

As a result of the above analysis, the implied reference amount was $ 1.68 per ADS.

         Piraeus Bank will receive a fee for its services. The terms of the fee arrangement with Piraeus Bank, which Antenna and Piraeus Bank believe are customary in transactions of this nature, were negotiated at arm's length between the Special Committee and Piraeus Bank. The fee payable to Piraeus Bank, under the engagement, on delivery of this opinion is not contingent upon the conclusions reached in this opinion or upon the success of the proposed transaction. In addition, Antenna has agreed to reimburse Piraeus Bank for its expenses incurred in connection with its services. Piraeus Bank may in the future provide investment and corporate banking activities or other financial advisory services to Antenna or any of its affiliates. Piraeus Bank has extended a credit line and letter of guarantee in the aggregate amount of approximately EURO 400,000 to Nova Televizia SA, an Antenna subsidiary, for which Piraeus Bank has received and expects to receive compensation.



                  -- THIS SPACE IS INTENTIONALLY LEFT BLANK --



--------------------------------------------------------------------------------
PIRAEUS BANK S.A.                      17

ANTENNA TV S.A.                               REPORT ISSUED ON NOVEMBER 11, 2002
--------------------------------------------------------------------------------

5.       APPENDIX

    TABLE 1: PRICES OF ANTENNA'S ADS ON NASDAQ IN SIX MONTHS' PERIOD PRIOR TO
                    THE OFFER ANNOUNCEMENT (OCTOBER 1, 2002)

--------------------------------------------------------------------------------
                                              AVERAGE PRICES
--------------------------------------------------------------------------------
                                    HIGH               LOW             CLOSE
--------------------------------------------------------------------------------
April 2002                         1.517              1.434            1.454
--------------------------------------------------------------------------------
May 2002                           1.378              1.306            1.336
--------------------------------------------------------------------------------
June 2002                          1.277              1.254            1.258
--------------------------------------------------------------------------------
July 2002                          1.146              1.101            1.127
--------------------------------------------------------------------------------
August 2002                        0.838              0.673            0.761
--------------------------------------------------------------------------------
September 2002                     0.520              0.437            0.457
--------------------------------------------------------------------------------
   SOURCE :       NASDAQ, IDC

  TABLE 2: ANTENNA'S ADS PERFORMANCE ON NASDAQ FOR SIX MONTHS' PERIOD PRIOR TO
                    THE OFFER ANNOUNCEMENT (OCTOBER 1, 2002)

--------------------------------------------------------------------------------
(IN $, EXCEPT FOR TRADE VOLUMES 1 - WEEK 1 - MONTH 3 - MONTHS 6 - MONTHS AND INDEX COMPOSITE PRICES)
--------------------------------------------------------------------------------
NAS/NMS COMPOSITE Close             1,205.77    1,249.29    1,308.48    1,475.82
--------------------------------------------------------------------------------
ANT TV High                            0.508       0.518       0.829       1.098
ANT TV Low                             0.458       0.440       0.733       1.018
ANT TV Close                           0.466       0.458       0.777       1.050
--------------------------------------------------------------------------------
ANT TV Trade Volumes                   5,016      19,748      26,649      17,592
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    SOURCE :  NASDAQ, IDC
    NOTE :    - ALL PRICES ARE AVERAGE PRICES
              1 WEEK : SEP 25, 2002 - OCT 1, 2002
              1 MONTH : SEP 2, 2002 - OCT 1,2002 (Sep 1, 2002 was Sunday)
              3 MONTHS : JUL 1, 2002 - OCT 1,2002
              6  MONTHS : APR 1, 2002 - OCT 1,2002



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PIRAEUS BANK S.A.                      18